Exhibit 99.1

ONEMEDNET CORPORATION

ONEMEDNET CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	September 30,
	2023	December 31,
	(Unaudited)	2022
Assets
Current assets:
Cash and cash equivalents	$612	$271
Accounts receivable, net of allowance for credit losses of $0 and $125,233 at September 30, 2023 and December 31, 2022, respectively	105	19
Prepaid expenses and other current assets	87	101
Total current assets	804	391
Deferred transaction costs	1,975	815
Property and equipment, net	92	83
Total assets	$2,871	$1,289
Liabilities, temporary equity and stockholders’ deficit
Current liabilities:
Accounts payable & accrued expenses	$1,476	$1,177
Deferred revenues	412	184
Convertible promissory notes	47,990	24,743
Total current liabilities	49,878	26,104
Convertible promissory notes	-	1,500
Loan, related party	704	-
Other long-term liabilities	44	44
Total liabilities	$50,626	$27,648
Commitments and contingencies (Note 11)
Temporary equity:
Preferred Series A-2, par value $0.0001, 4,200,000 shares authorized; 3,860,197 and 3,853,797 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	9,650	9,634
Preferred Shares A-1, par value $0.0001, 4,400,000 shares authorized; 3,204,000 shares issued and outstanding as of September 30, 2023 and December 31, 2022	8,010	8,010
Total temporary equity	17,660	17,644
Stockholders’ deficit:
Common Stock, par value $0.0001, 100,000,000 shares authorized; 4,850,166 and 4,550,166 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	-	-
Additional paid-in-capital	23,488	13,657
Accumulated deficit	(88,903)	(57,660)
Total stockholders’ deficit	(47,755)	(26,359)
Total liabilities, temporary equity, and stockholders’ deficit	$2,871	$1,289

The accompanying notes are an integral part of these consolidated financial statements.

F-1

ONEMEDNET CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue
Subscription revenue	$256	$174	$595	$502
Web imaging revenue	70	201	86	387
Total revenue	326	375	681	889
Cost of revenue	293	474	812	1,106
Gross margin	33	(99)	(131)	(217)
Operating expenses
General and administrative	1,308	1,989	2,430	3,951
Sales and marketing	246	257	817	588
Research and development	405	597	1,565	1,088
Total operating expenses	1,959	2,843	4,812	5,627
Loss from operations	(1,926)	(2,942)	(4,943)	(5,844)
Other expense
Stock warrant expense	4,285	2,513	8,385	5,654
Change in fair value of convertible debt	7,621	3,278	17,872	10,870
Other expense	7	12	43	31
Total other expense	11,913	5,803	26,300	16,555
Net loss	$(13,839)	$(8,745)	$(31,243)	$(22,399)

Earnings per share:
Basic and diluted net loss per common share outstanding	$(2.87)	$(2.01)	$(6.69)	$(5.02)

Basic and diluted weighted average number of common shares outstanding	4,829,514	4,342,666	4,670,386	4,462,080

The accompanying notes are an integral part of these consolidated financial statements

F-2

ONEMEDNET CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT

(In thousands, except share data)

	Three and Nine Months Ended September 30, 2023 and 2022
					Total
	Series A-2		Series A-1		Temporary			Additional		Total
	Preferred Stock		Preferred Stock		Equity	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Amount	Shares	Amount	Capital	Deficit	Deficit
Balances as of June 30, 2023	3,853,797	$9,634	3,204,000	$8,010	$17,644	4,750,166	$-	$18,405	$(75,064)	$(39,015)
Issuance of common shares in exchange for services	-	-	-	-	-	100,000	-	-	-	-
Issuance of Series A-2 Preferred Stock	6,400	16	-	-	16	-	-	-	-	16
Issuance of OMN warrants in conjunction with convertible promissory notes	-	-	-	-	-	-	-	4,285	-	4,285
Stock-based compensation expense	-	-	-	-	-	-	-	798	-	798
Net loss	-	-	-	-	-	-	-	-	(13,839)	(13,839)
Balances as of September 30, 2023	3,860,197	$9,650	3,204,000	$8,010	$17,660	4,850,166	$-	$23,488	$(88,903)	$(47,755)

Balances as of December 31, 2022	3,853,797	$9,634	3,204,000	$8,010	$17,644	4,550,166	$-	$13,657	$(57,660)	$(26,359)
Issuance of common shares in exchange for services	-	-	-	-	-	300,000	-	-	-	-
Issuance of Series A-2 Preferred Stock	6,400	16	-	-	16	-	-	-	-	16
Issuance of OMN warrants in conjunction with convertible promissory notes	-	-	-	-	-	-	-	8,385	-	8,385
Stock-based compensation expense	-	-	-	-	-	-	-	1,446	-	1,446
Net loss	-	-	-	-	-	-	-	-	(31,243)	(31,243)
Balances as of September 30, 2023	3,860,197	$9,650	3,204,000	$8,010	$17,660	4,850,166	$-	$23,488	$(88,903)	$(47,755)

	Three and Nine Months Ended September 30, 2022
					Total
	Series A-2		Series A-1		Temporary			Additional		Total
	Preferred Stock		Preferred Stock		Equity	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Amount	Shares	Amount	Capital	Deficit	Deficit
Balances as of June 30, 2022	3,853,797	$9,634	3,204,000	$8,010	$17,644	4,542,666	$-	$7,987	$(40,864)	$(15,233)
Issuance of OMN warrants in conjunction with convertible promissory notes	-	-	-		-	-	-	2,513	-	2,513
Stock-based compensation expense	-	-	-		-	-	-	351	-	351
Net loss	-	-	-		-	-	-	-	(8,745)	(8,745)
Balances as of September 30, 2022	3,853,797	$9,634	3,204,000	$8,010	$17,644	4,542,666	$-	$10,851	$(49,609)	$(21,114)

Balances as of December 31, 2021	3,853,797	$9,634	3,204,000	$8,010	$17,644	4,342,666	$-	$2,513	$(27,210)	$(7,053)
Issuance of common shares in exchange for services	-	-	-	-	-	200,000	-	-	-	-
Issuance of Series A-2 Preferred Stock	-	-	-	-	-	-	-	-	-	-
Issuance of OMN warrants in conjunction with convertible promissory notes	-	-	-	-	-	-	-	5,654	-	5,654
Issuance of OMN warrants to board of directors	-	-	-	-	-	-	-	1,198	-	1,198
Stock-based compensation expense	-	-	-	-	-	-	-	1,486	-	1,486
Net loss	-	-	-	-	-	-	-	-	(22,399)	(22,399)
Balances as of September 30, 2022	3,853,797	$9,634	3,204,000	$8,010	$17,644	4,542,666	$-	$10,851	$(49,609)	$(21,114)

The accompanying notes are an integral part of these consolidated financial statements.

F-3

ONEMEDNET CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(31,243)	$(22,399)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	19	16
Stock-based compensation expense	1,446	1,486
Stock warrant expense	8,385	5,654
Board of director warrant expense	-	1,198
Change in fair value of convertible debt	17,872	10,870
Change in operating assets and liabilities:
Accounts receivable	(86)	(198)
Prepaid expenses and other current assets	14	(66)
Accounts payable and accrued expenses	299	280
Deferred revenues	228	(197)
Net cash used in operating activities	(3,066)	(3,356)
Cash flows from investing activities:
Purchases of property and equipment	(28)	(48)
Net cash used in investing activities	(28)	(48)
Cash flows from financing activities:
Proceeds from issuance of shareholder loans	704	-
Proceeds from issuance of convertible notes	3,875	3,600
Proceeds from issuance of Series A-2 preferred stock	16	-
Data Knights merger transaction costs	(1,160)	(583)
Net cash provided by financing activities	3,435	3,017
Net increase (decrease) in cash and cash equivalents	341	(387)
Cash and cash equivalents at beginning of period	271	699
Cash and cash equivalents at end of period	$612	$312

The accompanying notes are an integral part of these consolidated financial statements.

F-4

ONEMEDNET CORPORATION

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS SEPTEMBER 30, 2023

1. Organization and Operations

OneMedNet Corporation (the “Company”) is a healthcare software company with solutions focused on digital medical image management, exchange, and sharing. The Company was founded in Delaware on October 13, 2009. The Company has been solely focused on creating solutions that simplify digital medical image management, exchange, and sharing. The Company has one wholly owned subsidiary, OneMedNet Technologies (Canada) Inc., incorporated on October 16, 2015 under the provisions of the Business Corporations Act of British Columbia whose functional currency is the Canadian dollar. The Company’s headquarters location is Eden Prairie, Minnesota.

Risks and Uncertainties

The Company is subject to risks common to companies in the markets it serves, including, but not limited to, global economic and financial market conditions, fluctuations in customer demand, acceptance of new products, development by its competitors of new technological innovations, dependence on key personnel, and protection of proprietary technology.

Going Concern and Management’s Plan

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities in the normal course of business, and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or amounts and classification of liabilities that may result from the outcome of this uncertainty.

The Company has incurred recurring net losses since its inception, including $31.2 million and $22.4 million for nine months ended September 30, 2023 and 2022, respectively. In addition, the Company had an accumulated deficit of $88.9 million as of September 30, 2023. The Company’s cash balance of $0.6 million is not adequate to fund its operations through at least 12 months from the date these consolidated financial statements were available for issuance. Therefore, these conditions raise substantial doubt about the Company’s ability to continue as a going concern.

To continue in existence and expand its operations, the Company will be required to, and management plans to, raise additional working capital through an equity or debt offering and ultimately attain profitable operations to fulfill its operating and capital requirements for at least 12 months from the date of the issuance of the consolidated financial statements. However, the Company may not be able to secure such financing in a timely manner or on favorable terms, if at all. Furthermore, if the Company issues equity securities to raise additional funds, its existing stockholders may experience dilution, and the new equity securities may have rights, preferences and privileges senior to those of the Company’s existing stockholders. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to continue receiving working capital cash payments and generating cash flow from operations.

F-5

2. Summary of Significant Accounting Policies

Basis of Presentation of Unaudited Interim Consolidated Financial Information

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The accompanying unaudited consolidated interim financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the ordinary course of business. These consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and the notes thereto for the year ended December 31, 2023 included in the Company’s Amendment No. 1 to its Annual Report on Form 10-K/A filed with the SEC on November 4, 2024. The Company’s results of operations for the three and nine months ended September 30, 2023 are not necessarily indicative of the results of operations for the year ending December 31, 2023.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, including its subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates, judgments, and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses, and the amounts disclosed in these notes to the consolidated financial statements. Actual results and outcomes may differ materially from management’s estimates, judgments, and assumptions. Significant estimates, judgments, and assumptions used in these financial statements include, but are not limited to, those related to revenue such as determining the nature and timing of the satisfaction of performance obligations, allowances for accounts receivable, useful lives and realizability of long-lived assets, accounting for income taxes and related valuation allowances, and stock-based compensation. Estimates are periodically reviewed in light of changes in circumstances, facts, and experience.

Operating Segments

The Company operates as one operating segment. Operating segments are defined as components of an enterprise for which separate financial information is regularly evaluated by the chief operating decision maker (“CODM”), which is the Company’s Chief Executive Officer, in deciding how to allocate resources and assess performance. The Company’s CODM evaluates the Company’s financial information and resources and assesses the performance of these resources on a consolidated basis. The Company is not organized by market and is managed and operated as one business. A single management team that reports to the chief executive officer comprehensively manages the entire business. Accordingly, the Company does not accumulate discrete financial information with respect to separate divisions and does not have separate operating or reportable segments. Since the Company operates in one operating segment, all required financial segment information can be found in the consolidated financial statements.

Cash and Cash Equivalents

Cash and cash equivalents consist of highly liquid, short-term investments with a maturity of three months or less when purchased. Cash equivalents consist of money market funds and are carried at cost, which approximates fair value. The balances, at times, may exceed Federal Deposit Insurance Corporation insured limits. The Company believes that, as of September 30, 2023, its risk relating to deposits exceeding federally insured limits was not significant. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

F-6

Accounts Receivable and Allowance for Credit Losses

Accounts receivable are unsecured, recorded at net realizable value, and do not bear interest. Accounts receivable are considered past due if not paid within the terms established between the Company and the customer. Amounts are only written off after all attempts at collections have been exhausted. The Company determines the need for an allowance for credit losses based upon factors surrounding the credit risk of specific customers, historical trends and other information. As of September 30, 2023, and December 31, 2022, the Company established allowances for credit losses of $0.1 million and $0, respectively.

The Company believes its credit policies are prudent and reflect normal industry terms and business risk. The Company generally does not require collateral from its customers and generally requires payment from 0 to 90 days from the invoice date. For the nine months ended September 30, 2023 and 2022, there was one customer that accounted for 10% or more of total revenue. The following table represents this customer’s aggregate percent of total revenue:

	Nine Months Ended September 30,
	2023	2022
Customer 1	62%	42%
Aggregate percent of revenue	62%	42%

As of September 30, 2023, four customers accounted for more than 10% of the Company’s accounts receivable balance, and two customers accounted for over 10% of the Company’s accounts receivable balance at December 31, 2022. The following table represents these customers’ aggregate percent of total accounts receivable:

	September 30, 2023	December 31, 2022
Customer 1	0%	40%
Customer 2	28%	0%
Customer 3	23%	0%
Customer 4	0%	32%
Customer 5	0%	0%
Customer 6	14%	0%
Customer 7	24%	0%
Aggregate percent of total accounts receivable	89%	72%

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation and amortization. The straight-line method is used for computing depreciation and amortization. Assets are depreciated and amortized over their estimated useful lives ranging from three to five years. Cost of maintenance and repairs are charged to expense when incurred.

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including property and equipment, for impairment whenever events or changes in business circumstances indicate that the carrying amount of an asset may not be fully recoverable. An impairment loss would be recognized when the estimated future undiscounted net cash flows from the use of the asset are less than the carrying amount of that asset. There have been no losses for the nine months ended September 30, 2023 and 2022.

F-7

Fair Value Option of Accounting

When financial instruments contain various embedded derivatives which may require bifurcation and separate accounting of those derivatives apart from the entire host instrument, if eligible, Accounting Standards Codification (“ASC”) 825, Financial Instruments, allows issuers to elect the fair value option (“FVO”) of accounting for those instruments. The FVO may be elected on an instrument-by-instrument basis and is irrevocable unless a new election date occurs. The FVO allows the issuer to account for the entire financial instrument at fair value with subsequent remeasurements of that fair value recorded through the statements of operations at each reporting date. A financial instrument is generally eligible for the FVO if, amongst other factors, no part of the convertible, or contingently convertible, instrument is classified in stockholders’ equity and the instrument does not contain a beneficial conversion feature at issuance. In addition, because a contingent beneficial conversion feature, if any, is not separately recognized within stockholders’ equity at the issuance date, a convertible debt instrument with a contingent beneficial conversion feature is therefore eligible for the FVO if all other criteria are met.

Based on the eligibility assessment discussed above, the Company concluded that its convertible notes payable are eligible for the FVO and accordingly elected the FVO for those debt instruments. This election was made because of operational efficiencies in valuing and reporting for these debt instruments in their entirety at each reporting date.

Convertible promissory notes contain embedded derivatives, which require bifurcation and separate accounting under GAAP, for which the Company elected the FVO for the convertible promissory notes. The convertible debt and accrued interest at their stated interest rates were initially recorded at fair value as liabilities on the consolidated balance sheets and were subsequently re-measured at fair value at the end of each reporting period presented within the consolidated financial statements. The changes in the fair value of the convertible promissory notes are recorded in changes in fair value of convertible debt, included as a component of other (income) expenses, net, in the consolidated statements of operations. The change in fair value related to the accrued interest components is also included within the respective single line of change in fair value of convertible debt on the consolidated statements of operations. See additional information on valuation methodologies and significant assumptions used in Note 9.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity, and ASC 815, Derivatives and Hedging. Warrants that meet the definition of a derivative financial instrument and the equity scope exception in ASC 815-10-15-74(a) are classified as equity and are not subject to remeasurement provided that the Company continues to meet the criteria for equity classification. Warrants that are classified as liabilities are accounted for at fair value and remeasured at each reporting date until exercise, expiration, or modification that results in equity classification. Any change in the fair value of the warrants is recognized as change in fair value of warrant liabilities included as a component of other (income) expenses, net in the consolidated statements of operations. The classification of warrants, including whether warrants should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. See Note 8 for further details regarding warrants.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. To increase the comparability of fair value measures, the following hierarchy prioritizes the inputs to valuation methodologies used to measure fair value:

Level 1 - Valuations based on quoted prices for identical assets and liabilities in active markets.

Level 2 - Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

Level 3 - Valuations based on unobservable inputs reflecting the Company’s assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

When quoted market prices are available in active markets, the fair value of assets and liabilities is estimated within Level 1 of the valuation hierarchy. If quoted prices are not available, then fair values are estimated by using pricing models, quoted prices of assets and liabilities with similar characteristics, or discounted cash flows, within Level 2 of the valuation hierarchy. In cases where Level 1 or Level 2 inputs are not available, the fair values are estimated by using inputs within Level 3 of the hierarchy.

F-8

The Company has determined the estimated fair value of its financial instruments based on appropriate valuation methodologies; however, considerable judgment is required to develop these estimates. Accordingly, these estimated fair values are not necessarily indicative of the amounts the Company could realize in a current market exchange. The estimated fair values can be materially affected by using different assumptions or methodologies. The methods and assumptions used in estimating the fair values of financial instruments are based on carrying values and future cash flows.

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, convertible notes payable, liability classified financial instruments and certain privately issued warrants. The carrying amounts of cash and cash equivalents, accounts payable financial instruments approximate their fair value due to their short-term nature. The carrying amount of accounts receivable is net of an allowance that reflects management’s best estimate of expected credit losses. See Note 9 for fair value measurements.

Classification of Series A-1 and Series A-2 Preferred Stock

The Company originally classified its Series A-1 and Series A-2 preferred stock (collectively, “Preferred Stock”) outside of permanent equity because the Preferred Stock contained certain redemption features that result in those shares being redeemable upon the occurrence of certain events that are not solely within the Company’s control, including liquidation, sale or transfer of control. Accordingly, the Preferred Stock was recorded outside of permanent equity and was subject to the classification guidance provided under ASC 480-10-S99. Because dividends were not contractually required to be accrued on the Preferred Stock as there was no stated or required dividend rate per annum, the Company was not required to accrete dividends into the carrying amount of the Preferred Stock in anticipation of a future contingent event or redemption value. Accordingly, the Company did not adjust the carrying values of the Preferred Stock to the respective liquidation preferences of such shares because of the uncertainty of whether or when such events would occur.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers, which aligns revenue recognition with the transference of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

This core principle is achieved to the application of a five-step model: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to performance obligations in the contract, and (5) recognize revenue as performance obligations are satisfied. Payment terms between customers related to product and services sales vary by the type of customer, country of sale, and the products or services offered and could result in an unbilled receivable or deferred revenue balance depending on whether the performance obligation has been satisfied (or partially satisfied).

Revenue from all customers is recognized when a performance obligation is satisfied by transferring control of a distinct good or service to a customer. A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account under Topic 606. A contract’s transaction price is allocated to each distinct performance obligation in proportion to the standalone selling price for each and recognized as revenue when, or as, the performance obligation is satisfied.

Individual promised goods and services in a contract are considered a performance obligation and accounted for separately if the good or service is distinct. A good or service is considered distinct if the customer can benefit from the good or service on its own or with other resources that are readily available to the customer and the good or service is separately identifiable from other promises in the arrangement.

The transaction price for the products is the invoiced amount. Advanced billings from contracts are deferred and recognized as revenue when earned. Revenue is recognized only to the extent that it is probable that a significant reversal of revenue will not occur and when collection is considered probable. The Company excludes from revenue taxes collected from a customer that are assessed by a governmental authority and imposed on and concurrent with a specific revenue-producing transaction. Deferred revenue consists of payments received in advance of performance under the contract. Such amounts are generally recognized as revenue over the contractual period. The Company receives payments from customers based upon contractual billing schedules. Accounts receivable is recorded when the right to consideration becomes unconditional. Payment terms on invoiced amounts typically range from zero to 90 days, with typical terms of 30 days.

F-9

Subscription Revenue

Subscription revenues are generated from the Company’s data exchange (BEAM) product, which is a medical imaging exchange platform between hospital/healthcare systems, imaging centers, physicians and patients. Subscriptions to the BEAM platform offering are recognized over time as the customer consumes the benefits of the services as the Company stands ready to provide access to the programs throughout the subscription period. Subscription customers are invoiced either quarterly or annually in advance with the customer contracts automatically renewing unless the customer issues a cancellation notice. The timing of revenue recognition is based on a time-based measure of progress as the Company provides access to the programs evenly over the course of the subscription period.

Web Imaging Revenue

Web imaging revenues are generated from the Company’s data broker (iRWD) product, which provides regulatory grade imaging and clinical data in the pharmaceutical, device manufacturing, clinical research organizations, and artificial intelligence markets. Web imaging customers are invoiced in installments as the related data is delivered. Revenue from the sale of web imaging products is recognized over time using an output measure of progress, which is based on the number of data units delivered relative to the total data units committed by the customer.

Patents and Trademarks

Costs associated with the submission of a patent application are expensed as incurred given the uncertainty of the patents resulting in probable future economic benefits to the Company and are included in research and development on the consolidated statements of operations.

Research and Development

The Company accounts for its research and development (“R&D”) costs in accordance with ASC 730, Research and Development (“ASC 730”). ASC 730 requires that all R&D costs be recognized as an expense as incurred. However, some costs associated with R&D activities that have an alternative future use (e.g., materials, equipment, facilities) may be capitalizable. For the three and nine months ended September 30, 2023 and 2022, research and development expenditures were charged to operating expense as incurred.

Stock-Based Compensation

The Company recognizes compensation expense related to employee option grants and restricted stock grants, if any, in accordance with ASC 718, Compensation - Stock Compensation (“ASC 718”).

The Company measures all stock options and other stock-based awards granted based on the fair value of the award on the date of the grant and recognizes compensation expense for those awards over the requisite service period, which is generally the vesting period of the respective award. The Company has elected to recognize forfeitures as they occur. The reversal of compensation cost previously recognized for an award that is forfeited because of a failure to satisfy a service condition is recognized in the period of the forfeiture. Generally, and unless otherwise specified, the Company grants stock options with service-based only vesting conditions and records the expense for these awards using the straight-line method over the requisite service period. Generally, and unless otherwise specified, the Company grants stock options with service-based only vesting conditions and records the expense for these awards using the straight-line method over the requisite service period.

F-10

The Company classifies stock-based compensation expense in its consolidated statements of operations in the same manner in which the award recipient’s payroll costs are classified or in which the award recipients’ service payments are classified.

The Company estimates the fair value of its common stock with the assistance of an independent third-party valuation firm when issuing stock options and computing estimated stock-based compensation expense. The assumptions underlying these valuations represent the Company’s best estimates, which involved inherent uncertainties and the application of significant levels of judgment. In order to determine the fair value of its common stock, the Company considers, among other items, previous transactions involving the sale of Company securities, the business, financial condition and results of operations, economic and industry trends, the market performance of comparable publicly traded companies, and the lack of marketability of the Company’s common stock.

Each valuation methodology includes estimates and assumptions that require the Company’s judgment. These estimates and assumptions include a number of objective and subjective factors, including external market conditions, guideline public company information, the prices at which the Company sold convertible preferred stock and common stock to third parties in arm’s-length transactions, the rights and preferences of securities senior to the Company’s common stock at the time, and the likelihood of achieving a liquidity event such as an initial public offering or sale. Significant changes to the assumptions used in the valuations could result in materially different fair values of stock options at each valuation date, as applicable.

The fair value of each stock option grant is estimated using the Black-Scholes option-pricing model. The Company estimates its expected stock volatility based on the historical volatility of a publicly traded set of peer companies within the biotechnology industry with characteristics similar to the Company. The expected term of the Company’s stock options has been determined utilizing the “simplified” method, which reflects the weighted-average of time-to-vesting. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield is zero, based on the fact that the Company has never paid cash dividends and does not expect to pay any cash dividends in the foreseeable future.

Net loss per common share

Earnings per share attributable to common stockholders is calculated using the two-class method , which is an earnings allocation formula that determines earnings per share for the holders of the Company’s Common Stock and participating securities. Although the Company’s historical Preferred Stock contained participating rights in any dividend declared and paid by the Company and were therefore participating securities, the Preferred Stock had no stated dividends and OneMedNet has never paid any cash dividends and does not plan to pay any dividends in the foreseeable future. Net loss attributable to common stockholders and participating securities is allocated to each share on an if-converted basis as if all of the earnings for the period had been distributed. However, the participating securities do not include a contractual obligation to share in the losses of the Company and are not included in the calculation of net loss per share in the periods that have a net loss. In addition, common stock equivalent shares (whether or not participating) are excluded from the computation of diluted earnings per share in periods in which they have an anti-dilutive effect on net loss per common share.

Diluted net loss per share is computed using the more dilutive of (a) the two-class method or (b) the if-converted method and treasury stock method, as applicable. Contingently convertible notes payable were not included for purposes of calculating the number of diluted shares outstanding as the number of dilutive shares is based on a conversion contingency associated with the completion of a future financing event that had not occurred, and the contingency was not resolved, in the reporting periods presented herein. In periods in which the Company reports a net loss attributable to common stockholders, diluted net loss per share attributable to common stockholders is the same as basic net loss per share attributable to common stockholders since dilutive common shares are not assumed to have been issued if their effect is anti-dilutive. Diluted net loss per share is equivalent to basic net loss per share for the periods presented herein because common stock equivalent shares from the Preferred Stock, convertible notes, stock option awards and outstanding warrants to purchase common stock were antidilutive.

F-11

As a result of the Company reported net loss attributable to common stockholders for all periods presented herein, the following common stock equivalents were excluded from the computation of diluted net loss per common share as of September 30, 2023, and December 31, 2022, because including them would have been antidilutive (in thousands):

	September 30,	December 31,
	2023	2022
Employee stock options	806	914
Restricted stock awards	-	177
Warrants for common stock	3,606	2,366
Series A-1 preferred stock	3,204	2,840
Series A-2 preferred stock	3,860	3,416
Convertible promissory notes	-	3,755
Total common stock equivalents	11,476	13,468

General and Administrative

General and administrative expenses include all costs that are not directly related to satisfaction of customer contracts. General, and administrative expenses include items for the Company’s selling and administrative functions, such as sales, finance, legal, human resources, and information technology support. These functions include costs for items such as salaries and benefits and other personnel-related costs, maintenance and supplies, professional fees for external legal, accounting, and other consulting services, and depreciation expense.

Emerging Growth Company

The Company is an emerging growth company, as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has not elected to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company , can adopt the new or revised standard at the time private companies adopt the new or revised standard.

Accounting Pronouncements Not Yet Adopted

In December 2023, the FASB issued ASU No. 2023-09, Improvements to Income Tax Disclosures (Topic 740) (“ASU 2023-09”). ASU 2023-09 requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as additional information on income taxes paid. ASU 2023-09 is effective on a prospective basis for annual periods beginning after December 15, 2024. Early adoption is also permitted for annual financial statements that have not yet been issued or made available for issuance. The Company is currently evaluating the impact of adopting ASU 2023-09.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which is intended to provide enhancements to segment disclosures, even for entities with only one reportable segment. In particular, the standard will require disclosures of significant segment expenses regularly provided to the chief operating decision maker and included within each reported measure of segment profit and loss. The standard will also require disclosure of all other segment items by reportable segment and a description of its composition. Finally, the standard will require disclosure of the title and position of the chief operating decision maker and an explanation of how the chief operating decision maker uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. The standard is effective for annual periods beginning after December 15, 2023, and interim periods within annual periods beginning after December 15, 2024. Early adoption is permitted. The Company is currently evaluating the impact of the standard on the presentation of its unaudited consolidated financial statements and footnotes.

F-12

Recently adopted accounting pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses, (Topic 326), an amendment on measurement of credit losses on financial assets held by at each reporting date. The guidance requires the use of a new current expected credit loss (“CECL”) model in estimating allowances for doubtful accounts with respect to accounts receivable. The CECL model requires that the Company estimate its lifetime expected credit loss with respect to these receivables and record allowances that, when deducted from the balance of the receivables, represent the estimated net amounts expected to be collected. Effective January 1, 2023, the Company adopted ASU No. 2016-13 and the adoption of this standard did not have a material impact on the Company’s unaudited consolidated financial statements.

In June 2022, the FASB issued ASU No. 2022-03, Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions (“ASU 2022-03”), which clarifies that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring fair value. ASU 2022-03 is effective for public business entities for fiscal years, including interim periods within those fiscal years, beginning after December 15, 2023. The Company adopted ASU No. 2022-03 and the adoption of this standard did not have a material impact on the Company’s unaudited consolidated financial statements.

3. Property and Equipment

Property and equipment are summarized as follows (in thousands):

	September 30,	December 31,
	2023	2022
Computers	$288	$259
Furniture and equipment	4	4
Total property and equipment	292	263
Less: accumulated depreciation and amortization	(200)	(180)
Property and equipment, net	$92	$83

For the three months ended September 30, 2023 and 2022, depreciation and amortization expense was $0.01 million. For the nine months ended September 30, 2023 and 2022, depreciation and amortization expense was $0.02 million. Depreciation and amortization is recorded within general and administrative expenses in the consolidated statements of operations.

F-13

4. Convertible Debt

Convertible Promissory Notes

2019 Notes

During November 2019, the Company entered into a convertible promissory note (the “2019 Note”) agreement with a related party investor. The total amount of the 2019 Note is $1.5 million. The 2019 Note is unsecured and bears interest at a rate of four percent annually from the date of issuance until the outstanding principal is paid or converted. The 2019 Note matures on January 1, 2025. The 2019 Note shall automatically convert into the next offering of preferred stock upon closing of such next equity financing. The number of shares of preferred stock to be issued upon conversion shall be equal to the number obtained by dividing the outstanding principal and unpaid accrued interest owed on the date of conversion, by the conversion price. The conversion price is 100 percent of the lowest price per share paid for the next equity preferred stock by other investors in the next equity financing. In the event that prior to the conversion or repayment of amounts owed, the Company completes a financing transaction in which the Company sells equity securities but such transaction does not qualify as next equity financing (i.e., an “alternative financing”), then the principal and unpaid accrued interest may (upon written election of the purchaser holding the 2019 Note) convert into the securities issued by the Company in the alternative financing. The number of alternative financing equity securities to be issued upon such conversion shall be equal to the number obtained by dividing the outstanding principal and unpaid accrued interest owed by an amount equal to 100 percent multiplied by the lowest price per share at which the alternative financing equity securities are sold and issued for cash in the alternative financing.

2022 Notes

During 2022, the Company entered into convertible promissory notes with related party investors totaling $4.7 million and unrelated party investors totaling $0.4 million (each investor, a “Purchaser”) (the “2022 Notes”, and together with the 2019 Notes and 2022 Notes, the “Convertible Promissory Notes”). The 2022 Notes issued are unsecured and bear an interest rate of six percent annually from the date of issuance until the outstanding principal is paid or converted. On November 11, 2022, the 2022 Notes were amended and restated in order to (i) provide for the sale and issuance to Purchasers of additional convertible promissory notes and warrants to purchase shares of the Company’s capital stock, (ii) provide for the sale and issuance of warrants to purchase shares of the Company’s common stock at an exercise price of $1.00 per share to Purchasers who purchased 2022 Notes between January 1, 2022 and November 11, 2022; and (iii) extend the maturity date of all outstanding 2022 Notes from December 31, 2022 to March 31, 2023.

The principal and unpaid accrued interest on each of the 2022 Notes will convert: (i) automatically, upon the Company’s issuance of equity securities (the “Next Equity Financing”) in a single transaction, or series of related transactions, with aggregate gross proceeds to the Company of at least $5,000,000, into shares of the Company’s capital stock issued to investors in the Next Equity Financing, at a conversion price equal to the lesser of (A) a 20% discount to the lowest price per share of shares sold in the Next Equity Financing, or (B) $2.50 per share; (ii) at the noteholder’s option, in the event of a defined Corporate Transaction (as defined in the next paragraph) while the 2022 Notes remain outstanding, into shares of the Company’s Series A-2 Preferred Stock at a conversion price equal to $2.50 per share; and (iii) at the noteholder’s option, on or after the maturity date while the 2022 Notes remains outstanding, into shares of the Company’s Series A-2 Preferred Stock at a conversion price equal to $2.50 per share.

If a Corporate Transaction occurs before the repayment or conversion of the 2022 Notes, the Company will pay at the closing of the Corporate Transaction to each noteholder that elects not to convert its 2022 Notes in connection with such Corporate Transaction an amount equal to the outstanding principal amount of such noteholder’s Note plus a 20% premium. “Corporate Transaction” means (a) a sale by the Company of all or substantially all of its assets, (b) a merger of the Company with or into another entity (if after such merger the holders of a majority of the Company’s voting securities immediately prior to the transaction do not hold a majority of the voting securities of the successor entity) or (c) the transfer of more than 50% of the Company’s voting securities to a person or group.

In connection with the issuance of the 2022 Notes, the Company also issued 2,056,000 and 1,550,000 warrants (the “Convertible Notes Warrants”) in 2022 and 2023, respectively, with an exercise price of $1.00 per share. The expiration date of the Convertible Notes Warrant is the earliest to occur the expiration of the five-year period following the date of issuance, the closing of a firm commitment underwritten public offering of the Company’s Common Stock; or the closing of an Corporation Transaction. The Convertible Notes Warrants when exercised entitles the holder to one share of the Company’s Common Stock. The Convertible Notes Warrants include anti-dilutive measure to address stock dividends, stock splits, and additional shares of Common Stock due to reorganization of the Company. In the case of reclassification or reorganization, each holder shall be entitled to receive, in lieu of stock or other securities and property receivable, the stock or other securities or property to which such holder would have been entitled if the holder had exercised the Convertible Notes Warrants immediately prior. The Convertible Notes Warrants will terminate at the earliest of (1) the expiration of five-year period following the date of issuance, (2) the closing of a firm commitment underwritten public offering of the Company’s Common Stock; (3) the closing of a sale of the Company. The holders of the Convertible Notes Warrants are not permitted to sell, pledge, distribute, offer for sale, transfer, or otherwise dispose of the Convertible Notes Warrants in the absence of (i) an effective registration statement under the Securities Act, or (ii) an opinion of counsel, satisfactory to the Company and to be provided at the sole cost of the holder, that such registration and qualification are not required. Furthermore, neither the Convertible Notes Warrants nor any rights may be assigned, conveyed, or transferred, in whole or in part, without the Company’s prior written consent. See additional information on the accounting for the warrants in Note 8.

F-14

The Convertible Promissory Notes were issued for general working capital purposes. The Company elected the FVO of accounting for its Convertible Promissory Notes. Under the FVO election, the financial instrument is initially measured at its issue-date estimated fair value and subsequently remeasured at estimated fair value on a recurring basis at each reporting period date. The estimated fair value adjustment is presented as a single line item within other (income) expenses, net in the accompanying consolidated statements of operations under the caption change in fair value of convertible debt.

As of September 30, 2023 the fair value of the 2019 Notes and 2022 Notes was $48.0 million which was only included in short-term liabilities on the consolidated balance sheets.

As of December 31, 2022 the fair value of the 2019 Notes and 2022 Notes was $26.2 million which was included in both short-term and long-term liabilities on the consolidated balance sheets.

5. Canadian Emergency Business Loan Act (“CEBA”)

During December 2020, the Company applied for and received a $0.04 million USD CEBA loan. The loan was provided by the Government of Canada to provide capital to organizations to see them through the current challenges and better position them to return to providing services and creating employment. The loan is unsecured. The loan was interest free through September 30, 2023. If the loan is paid back by January 18, 2024, $0.01 million of the loan will be forgiven. If the loan was not paid back by January 18, 2023, the full $0.04 million loan will be converted to loan repayable over three years with a 5% interest rate. The loan was paid back prior to January 18, 2024. At September 30, 2023, and December 31, 2022, the loan is classified under other long-term liabilities on the consolidated balance sheets.

The Company accounted for the loan as debt in accordance with ASC 470, Debt, and accrued interest in accordance with the interest method under ASC 835-30.

6. Stockholders’ Deficit

Series A-2 Preferred Stock

The Company’s previously issued and outstanding Series A-2 preferred stock included a $0.15 per share annual noncumulative dividend when and if declared by the board of directors. No dividends were declared at September 30, 2023, or December 31, 2022. The Series A-2 preferred stock also includes a liquidation preference of 1.25 times the original issue price of $2.50 per share, plus any declared but unpaid dividends upon the liquidation, dissolution, merger or sale of substantially all the assets of the Company and have a preference upon liquidation over Series A-1 preferred stock and common stock. Each share of Series A-2 preferred stock may be converted into equal shares of common stock at the option of the holder at any time. In addition, the Series A-2 preferred stock shares are automatically convertible into common shares upon the sale of shares of common stock to the public at the then applicable conversion price in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $20 million in proceeds, net of underwriting discounts and commissions. Each share of Series A-2 preferred stock has voting rights equal to the number of shares of common stock then issuable upon conversion of such share of preferred stock. The Company is obligated to redeem shares of Series A-2 preferred stock in the occurrence of a Deemed Liquidation Event unless a majority of the holders of Series A-2 preferred stock and a majority of the Series A-1 Preferred Stock consent otherwise. As of December 31, 2022, the liquidation preference of the Series A-2 preferred stock was $14.4 million.

Series A-1 Preferred Stock

The Company’s previously issued and outstanding Series A-1 preferred stock included a $0.15 per share annual noncumulative dividend when and if declared by the board of directors. No dividends were declared at September 30, 2023, or December 31, 2022. The Series A-1 preferred stock also includes a liquidation preference of 1.25 times the original issue price of $2.50 per share, plus any declared but unpaid dividends upon the liquidation, dissolution, merger or sale of substantially all the assets of the Company and have a preference upon liquidation over common stock. Each share of Series A-1 preferred stock may be converted into equal shares of common stock at the option of the holder at any time. In addition, the Series A-1 preferred stock shares are automatically convertible into common shares upon the sale of shares of common stock to the public at the then applicable conversion price in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $20 million in proceeds, net of underwriting discounts and commissions. Each share of Series A-1 preferred stock has voting rights equal to the number of shares of common stock then issuable upon conversion of such share of preferred stock. The Company is obligated to redeem shares of Series A-1 preferred stock in the occurrence of a Deemed Liquidation Event unless a majority of the holders of Series A-1 preferred stock consent otherwise. As of December 31, 2022, the Series A-1 preferred stock has a liquidation preference of $12.0 million.

F-15

7. Stock-Based Compensation

Stock Options

During 2020, the Company adopted a new equity incentive plan (the “Plan”), which provides for the granting of incentive and nonqualified stock options to employees, directors, and consultants. As of December 31, 2020, the Company has reserved 3,000,000 shares of common stock under the Plan. The Company believes that such awards better align the interests of its employees with those of its stockholders. Option awards are generally granted with an exercise price equal to the fair market value of the Company’s stock at the date of grant; those option awards generally vest with a range of one to four years of continuous service and have ten-year contractual terms. Certain option awards provide for accelerated vesting if there is a change in control, as defined in the Plan. The Plan also permits the granting of restricted stock and other stock-based awards. Unexercised options are cancelled upon termination of employment and become available under the Plan.

Information with respect to options outstanding is summarized as follows (in dollars):

		Weighted	Aggregate
	Number of	Average	Intrinsic
	Options	Exercise Price	Value
Outstanding as of December 31, 2022	1,031,000	$1.00	$3,609
Granted	-	-
Exercised	-	-
Cancelled	(225,000)	1.00
Outstanding as of September 30, 2023	806,000	$1.00	$6,165
Vested and exercisable as of September 30, 2023	683,341	$1.00	$4,086
Vested and expected to vest at September 30, 2023	806,000	$1.00	$6,165

For the three months ended September 30, 2023 and 2022, the Company recorded stock-based compensation expense of $0.8 million and $0.4 million, respectively, on its outstanding stock options. For the nine months ended September 30, 2023 and 2022, the Company recorded stock-based compensation expense of $1.4 million and $1.5 million, respectively, on its outstanding stock options. The Company has determined its share-based payments to be a Level 3 fair value measurement. At September 30, 2023, and December 31, 2022, the Company has used the Black-Scholes option pricing model and was estimated assuming no expected dividends and the following weighted average assumptions:

	September 30,	December 31,
	2023	2022
Risk-free interest rate	0.00%	0.73% - 2.96%
Expected dividend yield	-	-
Expected term in years	-	1.36 - 1.85
Expected volatility	0.00%	50.0% - 86.3%

F-16

Restricted Stock Awards

Certain employees, directors and consultants have been awarded restricted stock. The restricted stock vesting consists of milestone and time-based vesting as well as compensation for services performed by the Board of Directors. The following table summarizes restricted stock award activity for the nine ended September 30, 2023 (in dollars):

		Weighted
	Number of	Average Grant
	Awards	Date Fair Value
Nonvested at December 31, 2021	-	$-
Granted	400,000	1.48
Vested	(200,000)	1.48
Nonvested at December 31, 2022	200,000	$1.48
Granted	100,000	7.21
Vested	(300,000)	3.39
Nonvested at September 30, 2023	-	$-

The Company recorded stock-based compensation expense in the following categories on the accompanying consolidated statements of operations for the periods presented (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Research and development	$16	$261	$432	$377
General and administrative	782	90	1,014	1,109
Total stock-based compensation expense	$798	$351	$1,446	$1,486

8. Stock Warrants

The Company has the following warrants outstanding:

	September 30,	December 31,
	2023	2022
Equity Classified Warrants
OneMedNet Warrants	613,848	613,848
Convertible Promissory Note Warrants	3,606,000	2,056,000
Total	4,219,848	2,669,848

Legacy ONMD Warrants

In 2021, there were 174,102 Legacy ONMD outstanding common stock warrants issued to directors for service at a weighted average exercise price of $0.10. In 2022 for the exercise price of $1.00, Legacy ONMD issued 145,746 warrants to directors for 2021 service and 294,000 warrants for 2022 service. The OneMedNet Warrants are equity-classified and accounted for in accordance with ASC 718. ASC 718 requires the use of the “fair-value-based method” for measuring the value of stock-based compensation. In applying “fair-value-based method” (absent identical or similar instruments) companies are required to use an option-pricing model, adjusted to accommodate the unique characteristics of the employee stock options. ASC 718’s measurement objective is to determine the fair value of stock-based compensation at the grant date assuming that employees and Board of Directors members fulfill the award’s vesting conditions (if applicable) and will retain the award. The fair value of an award is the cost to the Company for granting the award and should reflect the estimated value of the instruments that the company would be obligated to provide to an employee or Board of Director member when the employee or the Board of Director member has satisfied the service conditions. This resulted in in an expense of $0 and $1.2 million for the nine months ended September 31, 2023 and 2022.

F-17

Convertible Promissory Notes Warrants

In connection with the convertible promissory notes described in Note 4, the Company issued stock warrants. In 2022, there were 2,056,000 warrants issued in connection with the Notes. As of September 30, 2023, there were 3,606,000 in warrants issued in connection with the Notes. The expiration date of the warrant is the earliest of (1) the expiration of five-year period following the date of issuance, (2) the closing of a firm commitment underwritten public offering of the Company’s Common Stock; (3) the closing of a sale of the Company. The Convertible Promissory Note Warrants are classified as equity in accordance with ASC 815. The Company has elected to measure the Notes using the fair value option under ASC 825 discussed in Note 2. The Company determined that the fair value of the combined instrument significantly exceeds the proceeds received, therefore, the Company concluded that the warrants are most accurately portrayed as an issuance cost related to the convertible promissory notes. This resulted in an expense of $8.4 million and $5.7 million being allocated to the Convertible Promissory Notes Warrants during the nine months ended September 30, 2023 and 2022, respectively, which is classified as stock warrant expense in the consolidated statements of operations.

9. Fair Value Measurements

The following tables present the Company’s assets and liabilities that are measured at fair value on a recurring basis, inclusive of related party (in thousands):

	September 30, 2023
	Level 1	Level 2	Level 3	Total
Liabilities:
Convertible promissory notes	$-	$-	$47,990	$47,990
Total liabilities, at fair value	$-	$-	$47,990	$47,990

	December 31, 2022
	Level 1	Level 2	Level 3	Total
Liabilities:
Convertible promissory notes	$-	$-	$26,243	$26,243
Total liabilities, at fair value	$-	$-	$26,243	$26,243

The following table presents the changes in the convertible promissory notes measured at fair value at September 30, 2023, and December 31, 2022 (in thousands):

Level 3 Rollforward:	Convertible Promissory Notes
Balance, December 31, 2022	26,243
Additions	3,875
Changes in fair value	17,872
Balance, September 30, 2023	$47,990

10. Related Party Transactions

Convertible Promissory Notes and Warrants

From 2019 to 2023, the Company issued various Convertible Promissory Notes to related party investors. Total gross proceeds raised from Convertible Promissory Notes with related parties was $12.3 million (out of $14.2 million total). In connection with the issuance of the Convertible Promissory Notes, the Company also issued 2,976,000 shares of Convertible Promissory Note Warrants to the same related parties (out of 3,726,000 total). Refer to Note 4 and Note 8 for additional details on the terms of the Convertible Promissory Notes and Convertible Promissory Note Warrants, respectively.

F-18

Shareholder Loans

From April 2023 to September 2023, the Company entered into shareholder loans with two related party investors (the “Shareholder Loans”) for aggregate gross proceeds of $704 thousand. The Shareholder Loans bear an interest rate of 8.0% and mature one year after the commencement date of each agreement. There are no financial or non-financial covenants associated with the Shareholder Loans. The Shareholder Loans are not convertible into equity.

11. Commitments and Contingencies

Lease Agreement

The Company has a month-to-month lease for a suite at a cost of $530 per month. The Company incurred $5,666 and $5,052 of rent expense, including common tenant costs and cancellation costs, during the nine months ended September 30, 2023 and 2022, respectively.

Litigation

From time to time, the Company may become involved in legal proceedings arising in the ordinary course of business. Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties, and other sources are recognized, if and when it is probable that a liability has been incurred and the amount can be reasonably estimated. The Company was not subject to any material legal proceedings during the nine months ended September 30, 2023 and 2022.

12. Subsequent Events

The Company has evaluated subsequent events occurring through November 20, 2024 the date the consolidated financial statements were available for issuance, for events requiring recording or disclosure in the Company’s consolidated financial statements.

Business Combination

On November 7, 2023, the Company consummated a merger (the “Merger”) following the approval at the special meeting of the shareholders of Data Knights Acquisition Corp. (“Data Knights”), a Delaware corporation, held on October 17, 2023, of the agreement and plan of merger, dated as of April 25, 2022, by and among Data Knights, Data Knights Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of Data Knights, OneMedNet Solutions Corporation (formerly named OneMedNet Corporation) (“Legacy ONMD”), Data Knights, LLC, a Delaware limited liability company (“Sponsor”), and Paul Casey, in his capacity as representative of the stockholders of Legacy ONMD. Pursuant to the Merger Agreement, Merger Sub merged with and into Legacy ONMD, with Legacy ONMD surviving the Merger as a wholly owned subsidiary of Data Knights (such transactions contemplated by the Merger Agreement, the “Business Combination”).

Settlement of Deferred Underwriting Fees

During 2024, through the date of this report, the Company issued 256,944 and 20,834 shares of Common Stock to EF Hutton LLC and Kingwood Capital Partners, LLC, respectively, as consideration for $3.0 million owed by the Company for underwriting commission due at the Closing of the Business Combination.

Share Repurchase

During 2024, through the date of this report, the Company bought back 187,745 shares of Common Stock from a convertible note holder.

Shareholder Loans

During 2024, through the date of this report, the Company received gross proceeds of $2.0 million in connection with shareholder loans with related party investors. Of the $2.0 million, $1.6 million is convertible into shares of Common Stock at a conversion price of $0.7535 per share. The remaining $0.4 million is not convertible into equity and bears an interest rate of 8.0% with a maturity date one year from issuance. The Company subsequently repaid $0.2 million of the non-convertible shareholder loans through the date of this report.

F-19

Private Placements

As previously announced on a Current Report on Form 8-K filed with the SEC on April 2, 2024, on March 28, 2024, the Company entered into a definitive securities purchase agreement (the “Helena SPA”) with Helena Global Investment Opportunities 1 Ltd. (“Helena”), an affiliate of Helena Partners Inc., a Cayman-Islands based advisor and investor providing for up to $4.5 million in funding through a private placement for the issuance of senior secured convertible notes (the “Helena Notes”). On June 14, 2024, the Company and Helena entered into a termination agreement (the “Helena Termination Agreement”) to terminate the Helena SPA and related documents. Pursuant to the Helena Termination Agreement, the Company issued to Helena a warrant to purchase 50,000 shares of Common Stock at an exercise price of $1.20 per share and agreed to reimburse Helena for certain reasonable and documented out-of-pocket legal fees and expenses incurred in connection with entry into the Helena SPA and Helena Termination Agreement and related documents.

On July 23, 2024 and July 25, 2024, the Company entered into securities purchase agreements (the “Securities Purchase Agreements”) with certain institutional investors in connection with the private placement of its Common Stock and pre-funded warrants with aggregate gross proceeds of approximately $4.6 million, before deducting fees and expenses payable by the Company. The Company intends to use the net proceeds for working capital and general corporate purposes. Pending use of the funds, the Company used a portion of the net proceeds to purchase Bitcoin ($BTC). There is no guarantee on the holding period for the purchased Bitcoin.

Pursuant to the Securities Purchase Agreements, the Company agreed to issue and sell to the investors 1,297,059 shares of its Common Stock at a price of $1.0278 per share, pre-funded warrants exercisable for 1,323,530 shares of its Common Stock at an exercise price of $1.0278 per share, and 2,301,791 shares of its Common Stock at a price of $0.85 per share. The investors were required to prepay the exercise price for the pre-funded warrants, other than $0.0001 per share. The pre-funded warrants will be exercisable at any time after the date of issuance and will not expire. The price per share of all Common Stock and pre-funded warrants sold in the private placement meets the minimum price requirement under Nasdaq Listing Rule 5635(d). The securities were issued to institutional accredited investors in a private placement pursuant to Section 4(a)(2) and Regulation D promulgated under the Securities Act.

On September 24, 2024, the Company entered into securities purchase agreements (the “Follow-on SPA”) with an institutional investor in connection with the private placement of its Common Stock, warrants and pre-funded warrants with aggregate gross proceeds of approximately $1.7 million, before deducting fees and expenses payable by the Company. The Company intends to use the net proceeds from the Private Placement for working capital and general corporate purposes. Pending use of the funds, the Company plans to use a portion of the net proceeds to purchase Bitcoin ($BTC).

Pursuant to the Follow-on SPA, the Company agreed to issue and sell to the investor 1,918,591 shares of its Common Stock at a price of $0.65 per share, warrants exercisable for 133,095 shares of its Common Stock at an exercise price of $0.325 per share and pre-funded warrants exercisable for 743,314 shares of its Common Stock at an exercise price of $0.65 per share. The investor was required to prepay the exercise price for the pre-funded warrants, other than $0.0001 per share. The warrants and pre-funded warrants will be exercisable at any time after the date of issuance and will not expire. The price per share of all Common Stock and pre-funded warrants sold in the private placement meets the minimum price requirement under Nasdaq Listing Rule 5635(d). The securities were issued to institutional accredited investors in a private placement pursuant to Section 4(a)(2) and Regulation D promulgated under the Securities Act.

Standby Equity Purchase Agreement

On June 17, 2024, the Company entered into a standby equity purchase agreement (the “SEPA”) with YA II PN, LTD, a Cayman Islands exempt limited partnership managed by Yorkville Advisors Global, LP (“Yorkville”). Pursuant to the SEPA, subject to certain conditions, the Company has the option to sell to Yorkville an aggregate amount of up to up to $25.0 million of the Company’s shares of Common Stock at the Company’s request from time to time following both the repayment of the Promissory Note described below and the effectiveness of a resale registration statement covering the shares of Common Stock issued under the SEPA. The SEPA terminates on its 24-month anniversary.

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Each advance may not exceed the greater of 500,000 shares and 100% of the average daily volume traded of the Common Stock during the five trading days immediately prior to requested advance. The shares would be purchased at a price equal to 97% of the Market Price as defined in the SEPA. The Company may establish a minimum acceptable price in each advance below which the Company will not be obligated to make any sales to Yorkville.

Any purchase under an advance would be subject to certain limitations, including that Yorkville will not purchase or acquire any shares that would result in it and its affiliates beneficially owning more than 4.99% of the then outstanding voting power or number of shares of Common Stock or any shares that when aggregated with shares issued under all other earlier advances, would exceed 4,767,616 shares of Common Stock (representing 19.99% of the aggregate number of then outstanding shares of Common Stock) (the “Exchange Cap”) unless shareholders approved issuances in excess of the Exchange Cap.

In connection with the execution of the SEPA, the Company paid a $25,000 structuring fee to Yorkville. The Company agreed to pay a commitment fee of $0.5 million to Yorkville, which will be paid in shares in two tranches.

Additionally, Yorkville agreed to advance to the Company, in exchange for a convertible promissory note (the “Yorkville Promissory Note”), a principal amount of $1.5 million, which was funded on June 18, 2024. The Yorkville Promissory Note is due on June 18, 2025, and interest shall accrue at an annual rate equal to 0%, subject to an increase to 18% upon an event of default as described in the Yorkville Promissory Note. The Yorkville Promissory Note will be convertible by Yorkville into shares of Common Stock at an aggregate purchase price based on a price per share equal to the lower of (a) $1.3408 per share (subject to downward reset upon the filing of the resale registration statement described below) or (b) 90% of the lowest daily VWAP of the Common Stock on Nasdaq during the seven trading days immediately prior to each conversion (the “Variable Price”), but which Variable Price may not be lower than the Floor Price then in effect. The “Floor Price” is $0.28 per share, subject to the Company’s option to reduce the Floor Price to any amounts set forth in a written notice to Yorkville. While the Promissory Note is outstanding, Yorkville may initiate an investor advance under the SEPA at the Promissory Note conversion price, the proceeds of which would be used to repay the Yorkville Promissory Note.

The Yorkville Promissory Note may be accelerated by Yorkville upon specified events of default, and may become amortizable for cash if (i) the daily VWAP is less than the Floor Price for five trading days during a period of seven consecutive trading days, (ii) the Company has issued in excess of 95% of the shares of Common Stock available under the Exchange Cap or (iii) the Company is in material breach of its obligations under a Registration Rights Agreement it entered into with Yorkville in connection with the SEPA or Yorkville becomes limited in its ability to freely resell shares subject to an advance as further described in the Yorkville Promissory Note, subject to de-amortization after certain cures.

Yorkville Letter

On October 8, 2024, Yorkville sent the Company a letter notifying the Company that it had breached a registration rights agreement with Yorkville by failing to file a Registration Statement on Form S-1 on the timeline set forth in the registration rights agreement (the “Yorkville Letter”). The Yorkville Letter asserted that this breach was an event of default and an amortization event under the prepaid advance in connection with SEPA. The Yorkville Letter also asserted that the Company’s failure to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024 was an event of default under the Yorkville Promissory Note. The Company subsequently engaged in discussions with Yorkville regarding the Yorkville Letter, which discussions are ongoing.

Pursuant to the Yorkville Promissory Note, upon the occurrence of an amortization event, the Company is required to pay all principal and accrued interest on the Yorkville Promissory Note, plus a 10% payment premium on the principal amount, in equal installments over 3 calendar months or until the amortization event is cured, whichever is earlier. In addition, upon the occurrence of an event of default, the interest rate on the Yorkville Promissory Note increases to 18% retroactive to the date of the event of default.

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Executive Turnover

As previously announced on a Current Report on Form 8-K filed with the SEC on April 2, 2024, on March 22, 2024, Paul J. Casey notified the Company of his intention to retire as Chief Executive Officer of the Company effective March 29, 2024. Mr. Casey continued to serve as a member of the Board of Directors until October 1, 2024. In connection with Mr. Casey’s retirement from the Company, Mr. Casey and the Company entered into a Resignation Agreement and Release, dated March 22, 2024, pursuant to which Mr. Casey was paid $12,000 as a severance payment, and the Board of Directors approved a stock option grant providing for the grant of 147,000 five-year options exercisable at $1.00 per share to Mr. Casey. On March 27, 2024, Scott Holbrook, a member of the Board of Directors and a member of the Company’s Audit Committee, notified the Company of his intention to retire from the Company’s Board of Directors effective March 29, 2024.

Effective March 29, 2024, the Board of Directors (i) appointed Aaron Green to serve as Chief Executive Officer of the Company to fill the vacancy created by the retirement of Paul Casey; (ii) appointed Mr. Green, to serve as a member of the Board of Directors to fill the vacancy created by the retirement of Scott Holbrook; and (iii) appointed Dr. Thomas Kosasa, a member of the Board of Directors, to serve on the Company’s Audit Committee, also to fill the vacancy created by the retirement of Scott Holbrook.

As previously announced on Form 8-K, on August 26, 2024, Lisa Embree, Chief Financial Officer (“CFO”), Executive Vice President, Treasurer and Secretary, notified the Company of her intention to resign from her position effective August 30, 2024.

Effective August 30, 2024, the Board appointed Mr. Robert Golden to serve as the Chief Financial Officer on an interim basis to fill the vacancy created by the resignation of Lisa Embree. Effective on his appointment as interim CFO, Mr. Golden stepped down as a member and the chair of the Audit Committee of the Board. In connection with his appointment as interim CFO, the Company entered into a consulting agreement with Mr. Golden, pursuant to which Mr. Golden will receive a $12,000 monthly salary and a grant of 100,000 restricted stock units, which will vest on the first anniversary of the consulting agreement, subject to the terms and conditions set forth in the consulting agreement.

As previously announced on a Current Report on Form 8-K filed with the SEC on October 8, 2024, on October 1, 2024, Paul J. Casey and Erkan Akyuz resigned from the Board, effective immediately. Also on October 1, 2024, the Board of Directors appointed Jair Clarke and Sherry Coonse McCraw to the Board to fill the vacancies created by Mr. Casey and Mr. Akyuz, respectively. In connection with Ms. Coonse McCraw and Mr. Clarke’s service on the Advisory Board of the Company, the Board of Directors approved a restricted stock unit (“RSU”) grant providing for the grant of 45,000 RSUs to each director for one full year of service (pro-rated for 2024). The RSUs will vest at the end of December 2024.

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